UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2008

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                                    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 3, 2008, Rigel Pharmaceuticals, Inc. announced certain financial results for its third quarter ended September 30, 2008.  A copy of Rigel’s press release, entitled “Rigel Announces Third Quarter 2008 Financial Results and Clinical Update,” is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto.

The information in this report furnished pursuant to this Item 2.02, including exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Rigel Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01.                                    OTHER EVENTS.

On November 3, 2008, Rigel also announced the following update:

R788

Rigel expects that R788 for rheumatoid arthritis will continue to be the primary clinical focus for Rigel.  Two Phase 2b clinical trials are ongoing in rheumatoid arthritis, TASKi2 and TASKi3. Rigel expects Taski2 to complete enrollment by the first quarter of 2009 and to have initial results by late summer 2009.  Rigel also anticipates that initial results on Taski3 will be available by late summer 2009.

Rigel expects to initiate a Phase 2 clinical trial for T-cell lymphoma within the next several months.  The ongoing Phase 2 lymphoma clinical trial is continuing and is focused on diffuse large B-cell, follicular and other B-cell lymphomas, including Chronic Lymphocytic Leukaemia and Small Lymphocytic Lymphoma (CLL/SLL).  Rigel plans to present further results from this ongoing clinical trial at the American Society of Hematology (ASH) meeting in December 2008.

The exploratory Phase 2a clinical trial in Immune Thrombocytopenic Purpura (ITP) is ongoing and we expect the results to be published in the next couple of months.   Rigel has deferred initiating any further trials in ITP until a collaboration partner for R788 is in place.

Likewise, Rigel has deferred initiating a clinical trial in Lupus with R788 until a collaboration partner for R788 is in place.  Rigel plans to work with any future collaboration partner for R788 to jointly evaluate this indication and decide how to proceed.

R348

Moving forward, Rigel plans to focus on psoriasis and possible topical applications with its Jak3 inhibitor, R348, and to do so with a collaboration partner. Rigel will move forward with another selective Jak3 inhibitor compound for transplant rejection.  Rigel expects to select this new Jak3 inhibitor compound by the end of 2008. Rigel will proceed on its own with this compound in transplant rejection.  Rigel does not plan to start a second rheumatoid arthritis program at this time so as not to compete with the more advanced R788 program in the clinic.

Given the large Phase 3 requirements of the rheumatoid arthritis indication for R788, and that Rigel will share in part of this effort with a corporate partner, the above clinical decisions allow Rigel to focus its clinical resources primarily on R788 in rheumatoid arthritis while maintaining momentum on the product pipeline.  Initiation of investment in new large clinical programs will be deferred until corporate partnering is completed.

ITEM 9.01.                                    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 3, 2008, entitled “Rigel Announces Third Quarter 2008 Financial Results and Clinical Update.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: November 3, 2008
	By:	/s/ Dolly A. Vance
Dolly A. Vance
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 3, 2008, entitled “Rigel Announces Third Quarter 2008 Financial Results and Clinical Update.”